UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 10, 2017

Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37350	36-4528166
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices) (Zip Code)

(617) 863-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

On August 10, 2017, InVivo Therapeutics Holdings Corp. (the “Company”) entered into individual agreements (collectively, the “Exchange Agreements”) with certain holders (the “Investors”) of warrants, dated May 9, 2014, to purchase shares of the Company’s common stock, par value $0.00001 per share (the “2014 Warrants”). Under the terms of the Exchange Agreements, the Company agreed to exchange the 2014 Warrants held by each of the Investors for a number of shares of the Company’s common stock equal to 3.5 times the number of shares subject to such Investor’s 2014 Warrant. The Company agreed to issue an aggregate of 2,021,419 shares of common stock (the “Exchange Shares”) to the Investors in exchange for their 2014 Warrants to purchase an aggregate of 577,548 shares of common stock (the “Exchange”). In connection with the Exchange, the 2014 Warrants held by these Investors will be cancelled and terminated.  Pursuant to the Exchange Agreements, the Company agreed with each of the Investors not to issue any shares of common stock or equivalents thereof (subject to certain exceptions) for a period of 30 days after the date of the Exchange Agreements.

Additional warrants to purchase shares of common stock that were issued to certain investors on May 9, 2014 remain outstanding (the “Outstanding 2014 Warrants”).  As a result of the Company’s issuance of the Exchange Shares, the exercise price of the Outstanding 2014 Warrants has been adjusted downwards from $3.87 per share to $0.83 per share and the Outstanding 2014 Warrants will be exercisable for an aggregate of 48,507 shares of common stock, subject to further adjustment in the event of sales of the Company’s common stock at a price per share less than the exercise price of the Outstanding 2014 Warrants then in effect (or securities convertible or exercisable into common stock at a conversion or exercise price less than the exercise price then in effect).

The Exchange Shares were issued without registration under the Securities Act of 1933, as amended, in reliance on the exemption from registration contained in Section 3(a)(9) thereof.

The foregoing descriptions of the Exchange Agreements are not complete and are qualified in their entirety by reference to the Exchange Agreements, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The representations, warranties and covenants made by the Company in the Exchange Agreements were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements and such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs.

Item 3.02.                                        Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference in this Item.

Item 8.01.                                        Other Events.

On August 10, 2017, the Company issued a press release announcing the Exchange. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: August 10, 2017	By:	/s/ Tamara Joseph
Tamara Joseph SVP, General Counsel & Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Exchange Agreement.

99.1	Press release dated August 10, 2017.